Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

The Goldman Sachs Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Debt Securities of The Goldman Sachs Group, Inc.	457(o)			(1)(2)(3)	0.00011020	(2)(3)

Fees to be Paid	Other	Warrants of The Goldman Sachs Group, Inc.	457(o)			(1)(2)(3)	0.00011020	(2)(3)

Fees to be Paid	Other	Purchase Contracts of The Goldman Sachs Group, Inc.	457(o)			(1)(2)(3)	0.00011020	(2)(3)

Fees to be Paid	Other	Prepaid Purchase Contracts of the Goldman Sachs Group, Inc. issued under the Senior Debt Indenture dated as of July 16, 2008	457(o)			(1)(2)(3)	0.00011020	(2)(3)

Fees to be Paid	Other	Units of The Goldman Sachs Group, Inc. (4)	457(o)			(1)(2)(3)	0.00011020	(2)(3)

Fees to be Paid	Equity	Preferred Stock of The Goldman Sachs Group, Inc.	457(o)			(1)(2)(3)	0.00011020	(2)(3)

Fees to be Paid	Equity	Depositary Shares of The Goldman Sachs Group, Inc. (5)	457(o)			(1)(2)(3)	0.00011020	(2)(3)

Fees to be Paid	Debt	Capital Securities of Goldman Sachs Capital VI and Goldman Sachs Capital VII (collectively, the “Issuer Trusts”)	457(o)			(1)(2)(3)	0.00011020	(2)(3)

Fees to be Paid	Debt	Debt Securities of GS Finance Corp.	457(o)			(1)(2)(3)	0.00011020	(2)(3)

Fees to be Paid	Other	Warrants of GS Finance Corp.	457(o)			(1)(2)(3)	0.00011020	(2)(3)

Fees to be Paid	Other	Units of GS Finance Corp. (6)	457(o)			(1)(2)(3)	0.00011020	(2)(3)

Fees to be Paid	Other	The Goldman Sachs Group, Inc. Guarantees with respect to Capital Securities or securities of other issuers (7)	457(o)			(1)(2)(3)	0.00011020	(2)(3)

Fees to be Paid	Other	The Goldman Sachs Group, Inc. Guarantees with respect to deposit obligations of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(8)	457(o)			(1)(2)(3)	0.00011020	(2)(3)

Fees to be paid	Other	The Goldman Sachs Group, Inc. Guarantees with respect to notes and deposit notes of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(9)	457(o)			(1)(2)(3)	0.00011020	(2)(3)

Fees to be Paid	Equity	Common Stock of The Goldman Sachs Group, Inc., par value $0.01 per share	457(o)			(1)(2)(3)	0.00011020	(2)(3)

Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			$150,000,000,000.00 (1)(2)(3)	0.00011020	$16,530,000.00 (2)(3)

Fees previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Debt	Debt Securities of The Goldman Sachs Group, Inc.	415(a)(6)			(1)(2)(3)			S-3	333-253421	March 22, 2021	(1)(2)

Carry Forward Securities	Other	Warrants of The Goldman Sachs Group, Inc.	415(a)(6)			(1)(2)(3)			S-3	333-253421	March 22, 2021	(1)(2)

Carry Forward Securities	Other	Purchase Contracts of The Goldman Sachs Group, Inc.	415(a)(6)			(1)(2)(3)			S-3	333-253421	March 22, 2021	(1)(2)

Carry Forward Securities	Other	Prepaid Purchase Contracts of the Goldman Sachs Group, Inc. issued under the Senior Debt Indenture dated as of July 16, 2008	415(a)(6)			(1)(2)(3)			S-3	333-253421	March 22, 2021	(1)(2)

Carry Forward Securities	Other	Units of The Goldman Sachs Group, Inc. (4)	415(a)(6)			(1)(2)(3)			S-3	333-253421	March 22, 2021	(1)(2)

Carry Forward Securities	Equity	Preferred Stock of The Goldman Sachs Group, Inc.	415(a)(6)			(1)(2)(3)			S-3	333-253421	March 22, 2021	(1)(2)

Carry Forward Securities	Equity	Depositary Shares of the Goldman Sachs Group, Inc.	415(a)(6)			(1)(2)(3)			S-3	333-253421	March 22, 2021	(1)(2)

Carry Forward Securities	Debt	Capital Securities of Goldman Sachs Capital VI and Goldman Sachs Capital VII (collectively, the “Issuer Trusts”)	415(a)(6)			(1)(2)(3)			S-3	333-253421	March 22, 2021	(1)(2)

Carry Forward Securities	Debt	Debt Securities of GS Finance Corp.	415(a)(6)			(1)(2)(3)			S-3	333-253421	March 22, 2021	(1)(2)

Carry Forward Securities	Other	Warrants of GS Finance Corp.	415(a)(6)			(1)(2)(3)			S-3	333-253421	March 22, 2021	(1)(2)

Carry Forward Securities	Other	Units of GS Finance Corp. (6)	415(a)(6)			(1)(2)(3)			S-3	333-253421	March 22, 2021	(1)(2)

Carry Forward Securities	Other	The Goldman Sachs Group, Inc. Guarantees with respect to Capital Securities or securities of other issuers (7)	415(a)(6)			(1)(2)(3)			S-3	333-253421	March 22, 2021	(1)(2)

Carry Forward Securities	Other	The Goldman Sachs Group, Inc. Guarantees with respect to deposit obligations of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(8)	415(a)(6)			(1)(2)(3)			S-3	333-253421	March 22, 2021	(1)(2)

Carry Forward Securities	Other	The Goldman Sachs Group, Inc. Guarantees with respect to notes and deposit notes of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(9)	415(a)(6)			(1)(2)(3)			S-3	333-253421	March 22, 2021	(1)(2)

Carry Forward Securities	Equity	Common Stock of The Goldman Sachs Group, Inc., par value $0.01 per share	415(a)(6)			(1)(2)(3)			S-3	333-253421	March 22, 2021	(1)(2)

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			$46,691,644,885.00(1)(2)(3)(10)			S-3	333-253421	March 22, 2021	$5,094,058.46(1)(2)(10)

	Total Offerings Amounts					$196,691,644,885.00(1)(2)(3)		$16,530,000.00

	Total Fees Previously Paid							N/A

	Total Fee Offsets							—

	Net Fees Due							$16,530,000.00(10)

(1)

The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities being registered. The maximum aggregate offering price of all securities issued by the Registrants pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $196,691,644,885.00 in U.S. dollars or the equivalent thereof in any other currency.

(2)

Includes an unspecified amount of securities that may be reoffered or resold on an ongoing basis after their initial sale by affiliates of the Registrants in market-making transactions. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrants. In addition, this Registration Statement includes the following securities that may be reoffered and resold on an ongoing basis in market-making transactions by affiliates of the Registrants that were initially sold on the identified registration statements: $938,753,000.00 6.345% Capital Securities of Goldman Sachs Capital I Securities fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (initially offered and sold on Registration Statement No. 333-112367), 766,738 Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV) fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (initially offered and sold on Registration Statement No. 333-130074) and 161,494 Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V) fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (initially offered and sold on Registration Statement No. 333-130074) and the guarantees related to the foregoing. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee will be paid with respect to any of such securities that may be reoffered or resold after their initial sale in market-making transactions.

(3)

The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(4)

Each unit of The Goldman Sachs Group, Inc. will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities, warrants, purchase contracts, shares of preferred stock, depositary shares or common stock of The Goldman Sachs Group, Inc., as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.

(5)

Each depositary share of The Goldman Sachs Group, Inc. will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock of The Goldman Sachs Group, Inc. and will be evidenced by a depositary receipt.

(6)

Each unit of GS Finance Corp. will be issued under a unit agreement or indenture and will represent an interest in (i) one or more debt securities and warrants of GS Finance Corp. or (ii) any of the foregoing and debt or equity securities of The Goldman Sachs Group, Inc., which may or may not be separable from one another.

(7)

The Goldman Sachs Group, Inc. is also registering the guarantees and other obligations that it may have with respect to capital securities to be issued by any of the Issuer Trusts, or with respect to securities to be issued by GS Finance Corp. or similar securities that may be issued by similar entities formed in the future. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees or any other obligations.

(8)

The Goldman Sachs Group, Inc. is also registering guarantees and other obligations that it may have with respect to certain certificates of deposit to be issued at any time and from time to time by Goldman Sachs Bank USA, a New York State-chartered bank and a banking subsidiary of The Goldman Sachs Group, Inc. (“GS Bank”), or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed. No separate registration fee will be paid in respect of any such guarantees or other obligations.

(9)

The Goldman Sachs Group, Inc. is also registering guarantees and other obligations that it may have with respect to notes and deposit notes to be issued at any time and from time to time by GS Bank, or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed. No separate registration fee will be paid in respect of any such guarantee or other obligations.

(10)

The Registrants previously registered $136,039,958,581.00 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (File Number 333-253421) filed on February 23, 2021, as amended by Pre-Effective Amendment No. 1 filed on March 17, 2021, which became effective on March 22, 2021 (the “Prior Registration Statement”), of which a portion remains unsold. The Registrants are carrying forward to this Pre-Effective Amendment No. 1 to the Registration Statement $46,691,644,885.00 in aggregate offering price of securities that were previously registered under the Prior Registration Statement and remain unsold (the “Unsold Securities”) pursuant to Rule 415(a)(6) under the Securities Act. The Registrants previously paid a filing fee of $5,094,058.46 with respect to the Unsold Securities. The Registrants may continue to offer and sell the Unsold Securities pursuant to the Prior Registration Statement until the effective date of this Registration Statement. The offering of Unsold Securities under the Prior Registration Statement will be terminated as of the date of effectiveness of this Registration Statement. In connection with the $150,000,000,000.00 maximum aggregate offering price of new securities being registered hereunder, a registration fee of $16,530,000.00 is being paid herewith.